Exhibit 99.1

FOR IMMEDIATE RELEASE

iCAD REPORTS fourth QUARTER FINANCIAL RESULTS

Conference Call to be Held Tuesday, February 28th at 10:00 a.m. Eastern Time

NASHUA, N.H. (February 27, 2012) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer, today reported financial results for the fourth quarter and year ended December 31, 2011.

Ken Ferry, President and CEO of iCAD, commented, “While fourth quarter sales were softer than expected with our software and therapy product lines, we were encouraged by the continued growing interest in Breast Intraoperative Radiation Therapy (IORT). This was evidenced by a significant increase in balloon applicator and x-ray source sales in the quarter. In addition, we continued to make strong progress on a number of operational and financial initiatives, which resulted in a significant reduction in operating expenses and cash use in the fourth quarter.

“In September 2011, new reimbursement codes for IORT were assigned by the American Medical Association. We continue to work with the Centers for Medicare and Medicaid Services to obtain appropriate payment for these codes and anticipate a resolution on this issue by mid-year. There continues to be significant opportunity for Breast IORT and we are at the beginning of the growth curve. We remain confident that, over time, IORT will help accelerate new standards of oncology care and in doing so will provide iCAD with a significant revenue opportunity while making a real difference in patients’ lives.

“Our digital mammography CAD business was lower than anticipated in the fourth quarter as we continued to see weak European sales as well as softer demand in the U.S. Looking forward, we continue to make progress on the development of a new generation mammography CAD system and anticipate availability in the U.S. towards the end of the year. With our current CAD system connected to greater than 3,000 digital mammography systems in the U.S. alone, we see this new product as a major catalyst to generate considerable recurring revenue from our customer base over time.

“Overall, 2011 was a year of transition for iCAD, as we integrated Xoft to provide a broader offering of solutions to the oncology market and made continued steady progress with our new mammography MRI and CT CAD platforms. We believe that 2012 will be a stronger year as we gain traction with our Breast IORT product and we begin to leverage the commercial opportunities for service and product upgrades inherent in our growing installed base,” concluded Mr. Ferry.

Fourth Quarter Financial Results

Revenue: Total revenue for the fourth quarter of 2011 increased to $6.6 million from $6.4 million for the fourth quarter of 2010. Revenue growth was driven by the addition of the Axxent eBx system, which contributed $1.6 million in revenue consisting of $1.1 million in product sales and $478,000 in service and supply revenue. This revenue growth was offset by weakness in digital mammography CAD revenue, which was impacted by challenging market conditions.

	September 30,	September 30,	September 30,
	Three months ended December 31,
	2011	2010	% Change
Digital & MRI revenue	$2,505	$3,924	(36)%
Film-based revenue	692	815	(15)%
Electronic brachytherapy	1,128	—	—
Service & supply revenue	2,285	1,631	40%

Total revenue	$6,610	$6,371	4%

Gross Margin: Gross profit for the fourth quarter of 2011 was $4.5 million, or 68.1% of revenue, compared with $5.0 million, or 79.2% of revenue, for the fourth quarter of 2010. The 2011 gross margin was impacted by $231,000 of amortization expense and higher manufacturing costs, both related to the Axxent eBx product.

Net Loss: For the fourth quarter of 2011, the Company posted a net loss of $2.2 million, or $0.04 per share, compared with a net loss of $2.9 million, or $0.06 per share, for the fourth quarter of 2010.

Non-GAAP Adjusted Net Loss: For the fourth quarter of 2011, the Company posted a non-GAAP adjusted net loss of $2.3 million, or $0.04 per share, compared with a non-GAAP adjusted net loss of $118,000, or $0.00 per share, in the fourth quarter of 2010. A further discussion of the Company’s non-GAAP results for the fourth quarter and fiscal year 2011 is included elsewhere in this press release.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $1.2 million in the fourth quarter of 2011, compared with income of $523,000 in the fourth quarter of 2010.

Cash and Cash Flow: The Company ended the fourth quarter of 2011 with cash and cash equivalents of $4.6 million and no long-term debt. For the 2011 fourth quarter, net cash used by operations was $678,000. Following the close of the quarter, the Company entered into a five-year, $15 million debt facility agreement (“the Agreement”) with Deerfield Management Company LP, a leading healthcare investment fund. Under the terms of the Agreement, the Company issued a $15 million principal amount senior secured 5.75% notes in addition to a royalty agreement.

Full Year Financial Results

Revenue: Total revenue for 2011 was $28.7 million, an increase of $4.1 million or 17% compared with total revenue of $24.6 million for 2010. The Axxent eBx system contributed $5.9 million to revenue during 2011, consisting of $4.2 million in product sales and $1.7 million in service and supply revenue.

	September 30,	September 30,	September 30,
	Year ended December 31,
	2011	2010	% Change
Digital & MRI revenue	$13,256	$15,392	(14)%
Film based revenue	2,361	3,335	(29)%
Electronic brachytherapy	4,170	—	—
Service & supply revenue	8,865	5,848	52%

Total revenue	$28,652	$24,575	17%

Gross Margin: Gross profit for 2011 was $20.0 million, or 69.9% of revenue, compared with $19.7 million, or 80.1% of revenue, for 2010. The 2011 gross margin was impacted by $931,000 of amortization expense and higher manufacturing costs, both related to the Axxent eBx product.

Goodwill Impairment & Contingent Consideration: In the third quarter of 2011, the Company recorded a non-cash charge of $26.8 million related to the impairment of goodwill as a result of the sustained decline in the market value of the Company’s common stock. In addition, the Company recorded a non-cash $4.9 million gain on contingent consideration, which represents a fair value adjustment to the contingent consideration liability related to the Company’s acquisition of Xoft, Inc. in December 2010. The goodwill impairment and gain on contingent consideration are non-cash items and are excluded from non-GAAP financial results.

Net Loss: For 2011 the Company posted a net loss of $37.6 million, or $0.69 per share, compared with a net loss of $6.2 million, or $0.14 per share, for 2010.

Non-GAAP Adjusted Net Loss: For 2011 the Company posted a non-GAAP adjusted net loss of $12.4 million, or $0.23 per share, compared with a non-GAAP adjusted net loss of $3.0 million, or $0.07 per share for fiscal year 2010.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA was a loss of $8.0 million for 2011, compared with a loss of $230,000 for 2010.

Financial Guidance

Although iCAD management is increasingly confident about the Company’s performance during 2012, due to the economic environment and limited visibility with regard to regulatory and reimbursement milestones, the Company has made a decision to defer providing financial guidance at this time. This decision will be reviewed at mid-year and the Company will provide a further update at that time.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call beginning at 10:00 a.m. Eastern Time on Tuesday, February 28, 2012 to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 866-203-3206 (domestic) or 617-213-8848 (international) and entering passcode 39014897. The call will also be broadcast live on the Internet at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through March 6, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 44454251. The call will also be archived for 90 days at www.streetevents.com, www.fulldisclosure.com and www.icadmed.com.

About iCAD, Inc.

iCAD, Inc. is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of cancer. iCAD offers a comprehensive range of high-performance, upgradeable Computer-Aided Detection (CAD) systems and workflow solutions for mammography, Magnetic Resonance Imaging (MRI) and Computed Tomography (CT). iCAD recently acquired Xoft, Inc., developer of the Axxent® eBx™ electronic brachytherapy system (eBx). Axxent uses isotope-free, miniaturized X-ray tube technology and is FDA-cleared for treatment of early stage breast cancer, skin cancer and endometrial cancer. The Axxent System is also cleared for use in the treatment of other cancers or conditions where radiation therapy is indicated including Intraoperative Radiation Therapy (IORT). For more information, call (877) iCADnow or visit www.icadmed.com.

iCAD: contact Kevin Burns at 603-882-5200 x7944, or via email at kburns@icadmed.com

Investor Relations: contact Anne Marie Fields of LHA at 212-838-3777, or via email at afields@lhai.com

Media: contact Helen Shik of Schwartz MSL at 781-684-0770, or via email at iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to defend itself in litigation matters, the risks relating to the Company’s acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD’s and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction, the risks of uncertainty of patent protection; the impact of supply and manufacturing constraints or difficulties; product market acceptance; possible technological obsolescence; increased competition; customer concentration; risks relating to our existing and future debt obligations; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “anticipate”, “continue”, “confident”, “likely”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

- Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Products	$4,324	$4,740	$19,787	$18,727
Service and supplies	2,286	1,631	8,865	5,848

Total revenue	6,610	6,371	28,652	24,575

Cost of revenue:
Products	1,161	627	4,788	2,396
Service and supplies	715	695	2,906	2,486
Amortization of acquired intangibles	231	—	931	—

Total cost of revenue	2,107	1,322	8,625	4,882

Gross profit	4,503	5,049	20,027	19,693

Operating expenses:
Engineering and product development	2,082	1,800	10,791	6,596
Marketing and sales	2,904	2,388	13,684	9,750
General and administrative	1,712	3,788	10,075	9,919
Contingent Consideration	—	—	(4,900)	—
Goodwill Impairment	—	—	26,828	—
(Gain) loss on indemnification asset	(60)	—	741	—

Total operating expenses	6,638	7,976	57,219	26,265

Loss from operations	(2,135)	(2,927)	(37,192)	(6,572)

Gain on sale of patent	—	—	—	275
Interest (expense) income—net	(92)	15	(395)	73

Net loss	$(2,227)	$(2,912)	$(37,587)	$(6,224)

Net loss per share:
Basic and diluted	$(0.04)	$(0.06)	$(0.69)	$(0.14)

Weighted average number of shares used in computing loss per share:
Basic and diluted	54,591	45,962	54,548	45,828

iCAD, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$4,576	$16,269
Trade accounts receivable, net of allowance for doubtfulaccounts of $50 in 2011 and 2010	4,003	3,389
Inventory, net	2,040	3,489
Prepaid expenses and other current assets	490	1,863

Total current assets	11,109	25,010

Property and equipment, net of accumulated depreciation and amortization of $3,184 in 2011 and $2,852 in 2010	1,884	2,774
Other assets	595	675
Intangible assets, net of accumulated amortizationof $8,840 in 2011 and $6,746 in 2010	17,064	21,165
Goodwill	21,109	45,969

Total assets	$51,761	$95,593

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,198	$2,500
Accrued and other expenses	5,521	5,902
Deferred revenue	5,765	4,906

Total current liabilities	12,484	13,308

Contingent consideration	—	5,000
Deferred revenue, long-term portion	1,446	961
Other long-term liabilities	1,776	3,114

Total liabilities	15,706	22,383

Commitments and Contingencies (see Note 5)

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 54,754,510 in 2011 and 54,383,747 in 2010; outstanding 53,825,355 in 2011 and 54,315,871 in 2010	547	544
Additional paid-in capital	163,995	163,101
Accumulated deficit	(127,072)	(89,485)
Treasury stock at cost 929,155 in 2011 and 67,876 in 2010	(1,415)	(950)

Total stockholders’ equity	36,055	73,210

Total liabilities and stockholders’ equity	$51,761	$95,593

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP Net Loss	$(2,227)	$(2,912)	$(37,587)	$(6,224)

Interest (Income) Expense, net	92	(15)	395	(73)
Stock Compensation	220	255	904	1,516
Depreciation	264	109	1,077	476
Amortization	524	292	2,094	1,167
Severance	5	—	542	—
Gain on sale of Asset	—	—	—	(275)
Recall and patent lawsuits	10	—	1,578	—
Acquisition related	—	2,794	374	3,183
Contingent consideration	—	—	(4,900)	—
Goodwill Impairment	—	—	26,828	—
(Gain) loss on indemnification asset	(60)	—	741	—

Non GAAP Adjusted EBITDA	$(1,172)	$523	$(7,954)	$(230)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP Net Loss	$(2,227)	$(2,912)	$(37,587)	$(6,224)
Adjustments to net loss:			—
Severance	5	—	542	—
Gain on sale of Asset	—	—	—	—
Recall and patent lawsuits	10	—	1,578	—
Acquisition related	—	2,794	374	3,183
Contingent consideration	—	—	(4,900)
Goodwill Impairment	—	—	26,828
(Gain) loss on indemnification asset	(60)	—	741

Non GAAP Adjusted Net Loss	$(2,272)	$(118)	$(12,424)	$(3,041)

Net loss per share
GAAP Net loss per share	$(0.04)	$(0.06)	$(0.69)	$(0.14)
Adjustments to net loss (as detailed above)	(0.00)	0.06	0.46	0.07

Non GAAP Adjusted Net Loss per share	$(0.04)	$(0.00)	$(0.23)	$(0.07)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•

Gain on sale: relates to a gain on the one-time sale of a non-core patent in the second quarter of 2010. Since the proceeds are non-recurring, management believes that it should be excluded when evaluating core operations.

•

Acquisition-related expenses: relates to transition and integration cost as well as professional service fees due to the acquisition of Xoft, Inc. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Recall and patent lawsuits: These expenses consist primarily of investigation, audit, legal and other professional fees related to the recall and patent litigation, as well as recoveries received from third parties. The Company excludes these costs and recoveries from its non-GAAP measures primarily because the Company believes that these costs and recoveries have no direct correlation to the core operation of the Company’s.

•

Contingent consideration: the Company reviews the fair value of contingent consideration on a quarterly basis and, accordingly, recorded a gain due to a reduction of the contingent consideration liability related to the acquisition of Xoft, Inc. This amount arose from the Company’s acquisition of Xoft, Inc. and has no direct correlation to the core operation of the Company.

•

Goodwill impairment charges: the Company recorded a goodwill impairment loss during the third quarter of 2011 primarily due to current market conditions affecting the price of its common stock. The Company does not consider the impairment charge to be directly related to the continuing operations of the business.

•

Indemnification asset gain (loss): The Company recorded an indemnification asset representing Xoft, Inc.’s obligation to indemnify iCAD for the outcome of potential liabilities as a result of iCAD’s acquisition of Xoft, Inc. The Company does not consider the indemnification asset gain (loss) to be directly related to the continuing operations of the business.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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